UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

SUMMIT HOTEL OP, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54273	20-0617340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Summit Hotel OP, LP (the “Operating Partnership”), the operating partnership subsidiary of Summit Hotel Properties, Inc. (“Summit”), intends to file a Form 15 to voluntarily suspend its duty to file periodic and other reports with the Securities and Exchange Commission (the “SEC”) and voluntarily deregister its units of limited partnership interest designated as “common units” under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Operating Partnership expects to file the Form 15 with the SEC on December 12, 2013.  As a result of filing the Form 15 with the SEC, the Operating Partnership will no longer be required to file annual, quarterly or periodic reports with the SEC.  The anticipated filing of the Form 15 by the Operating Partnership will not impact the registration of Summit’s common stock under the Exchange Act or Summit’s obligations as a reporting issuer under the Exchange Act.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Operating Partnership’s expectations, but these statements are not guaranteed to occur. There can be no assurance that the Operating Partnership will file a Form 15, suspend its reporting obligations or deregister its common units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL OP, LP
(Registrant)

	By:	SUMMIT HOTEL GP, LLC,
its General Partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: December 10, 2013		Vice President, General Counsel and Secretary